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                      SECURITIES AND EXCHANGE COMMISSION

                          -------------------------


                            WASHINGTON, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


        MARCH 30, 1995                   COMMISSION FILE NUMBER 1-496

                          -------------------------


                             HERCULES INCORPORATED

                             A DELAWARE CORPORATION
                  I.R.S. EMPLOYER IDENTIFICATION NO.51-0023450
                                 HERCULES PLAZA
                            1313 NORTH MARKET STREET
                        WILMINGTON, DELAWARE 19894-0001
                                 (302) 594-5000





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ITEM 2.  ACQUISITION/DISPOSITION OF ASSETS

         On March 15, 1995, Hercules Incorporated (Hercules) completed the sale of its aerospace business to Alliant Techsystems Inc. (Alliant) for $440 million in cash and Alliant stock. The assets included in the sale include Hercules' space and strategic propulsion systems; composite structures; tactical propulsion systems; ordnance; Hercules Defense Electronics Systems Inc.; and Global Environmental Solutions, Inc. These units reported combined revenues of $657 million and operating profit of $110 million in 1994.
Hercules now holds a 30% ownership interest in Alliant and two of eight nonemployee seats on the Alliant Board of Directors. Hercules' 30% interest in Alliant will be accounted for on the equity method.





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ITEM 7.  PRO FORMA FINANCIAL STATEMENTS

         The following pro forma financial statements have been prepared to reflect the sale of the Hercules Incorporated (Hercules) aerospace business to Alliant Techsystems Inc. (Alliant) on March 15, 1995. The results of the transaction, structured with both cash and newly issued shares of Alliant common stock, result in Hercules obtaining a 30% ownership interest in Alliant, which will be accounted for on the equity method.

         The pro forma balance sheet has given effect to the transaction as if it had occurred on December 31, 1994, and the pro forma income statement has given effect to the transaction as if it had occurred on January 1, 1994. Material nonrecurring charges and credits and related tax effects resulting directly from this transaction and which will be included in income within the next 12 months have not been considered in the pro forma income statement. See note 7 of notes to pro forma Financial Statements.

         The pro forma financial statements have been prepared based on the foregoing and on certain assumptions described in the accompanying notes. Such statements should be read in conjunction with the historical financial statements of Hercules including the notes thereto and "Management's Discussion and Analysis of Results of Operations and Financial Condition" included in Hercules' Annual Report filing on Form 10-K.

         The following pro forma statements do not purport to be indicative of the financial position or results of operations of Hercules that would have been reported had the transaction been effected on the dates indicated or which may be reported in the future.





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Hercules Incorporated
Pro Forma Consolidated Statement of Income        (Dollars in thousands,
                                                       except per share)


                                                                   Year Ended
                                                                  Dec. 31, 1994      Pro Forma
                                                                     Actual         Adjustments       Pro Forma
================================================================================================================
NET SALES                                                         $2,821,015         $(657,393)(1)    $2,163,622
Cost of sales                                                      1,924,342          (469,562)(2)     1,454,780
Selling, general and administrative expenses                         373,941           (59,955)(3)       313,986
Research and development                                              64,780            (8,685)(4)        56,095
Other operating expenses, net                                         39,104            (8,764)(4)        30,339
                                                                  ----------------------------------------------

PROFIT FROM OPERATIONS                                               418,848          (110,427)          308,421

Equity in income of affiliated companies                              25,605            14,199 (5)        39,804
Interest and debt expense                                             28,137                 0            28,137
Other income (expense), net                                           (8,028)                0            (8,028)
                                                                  ----------------------------------------------

INCOME BEFORE INCOME TAXES                                           408,288           (96,228)          312,060
Provision for income taxes                                           134,132           (38,297)(6)        95,835
                                                                  ----------------------------------------------

NET INCOME (LOSS)                                                  $ 274,156          ($57,931)(7)    $  216,225
                                                                  ==============================================

Earnings per share                                                 $    2.29           $  --          $     1.93
                                                                  ==============================================

Primary weighted average number of shares (millions)                   120.0               7.7 (8)         112.3


See notes to pro forma Financial Statements





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Hercules Incorporated
Pro Forma Consolidated Balance Sheet                      (Dollars in thousands)

                                                                      Dec. 31, 1994  Pro Forma
                                                                      Actual         Adjustments       Pro Forma
================================================================================================================
Assets
----------------------------------------------------------------------------------------------------------------

Current Assets
     Cash and cash equivalents                                         $111,637      $311,289  (9)     $ 422,926
     Accounts receivable, net                                           588,851      (191,360)(10)       397,491
     Inventories                                                        362,254       (34,084)(10)       328,170
     Deferred income taxes                                               89,573       (19,000)(15)        70,573
                                                                   ---------------------------------------------
         Total Current Assets                                         1,152,315        66,845          1,219,160

Net Property, Plant and Equipment                                     1,216,055      (264,914)(10)       951,141

Investments                                                             224,760       143,860 (11)       368,620

Prepaid pension                                                         222,412       (78,000)(12)       144,412

Deferred charges and other assets                                       125,711       (25,181)(10)       100,530
                                                                   ---------------------------------------------
         Total Assets                                                $2,941,253     $(157,390)        $2,783,863
                                                                   =============================================
Liabilities and Stockholders' Equity
----------------------------------------------------------------------------------------------------------------

Current Liabilities
     Accounts payable and accrued expenses                             $579,123     $ (51,399)(13)      $527,724
     Short-term debt                                                    188,347             0            188,347
                                                                   ---------------------------------------------
         Total Current Liabilities                                      767,470       (51,399)           716,071

Long-term debt                                                          307,217             0            307,217
Deferred income taxes                                                   129,183       (30,420)(16)        98,763
Postretirement benefits and other liabilities                           442,702       (99,444)(14)       343,258

Stockholders' Equity
     Common stock
          (Shares issued: 1994, 149,115,459;
          1993, 59,899,295)                                              77,665             0             77,665
     Additional paid-in capital                                         394,749             0            394,749

     Foreign currency translation adjustment                             49,422             0             49,422
     Retained earnings                                                1,474,329        23,873 (17)     1,498,202
                                                                   ---------------------------------------------
                                                                      1,996,165        23,873          2,020,038
Reacquired stock, at cost
      (1994,32,480,067; 1993,19,062,295 shares)                         701,484             0            701,484
                                                                   ---------------------------------------------
         Total Stockholders' Equity                                   1,294,681        23,873          1,318,554
                                                                   ---------------------------------------------
         Total Liabilities and Stockholders' Equity                  $2,941,253     $(157,390)        $2,783,863
                                                                   =============================================

See notes to pro forma financial statements.





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
Notes to Pro Forma Financial Statements

References to the aerospace business are to the portion of the business sold to Alliant.

1)       Reflects the elimination of sales of the aerospace business.

2)       Reflects elimination of costs related to the sales of the aerospace business.

3)       Reflects selling, general and administrative costs that will be eliminated in connection with the sale of the aerospace business.

4)       Reflects elimination of research and development and other operating expenses incurred by the aerospace business.

5)       Reflects before tax equity income derived from 30% ownership of Alliant net of goodwill amortization of $1.8 mm.

6)       Reflects income tax effect of pro forma adjustments (excluding goodwill amortization which is not tax deductible) at a marginal statutory tax rate of 39%, including state income taxes.

7)       Excluding nonrecurring charges of $20.0 million, net of related taxes of $12.0 million; and nonrecurring credits related to the gain on the sale of the aerospace business of $43.8 million, net of related taxes of $26.7 million,  which will be included in income within the 12 months following the sale of the aerospace business.

8)       Assumed repurchase of 7.7 million shares of Hercules common stock with net after tax proceeds of $285.0 million at 1994 average repurchase price $37 per share.

9)       Reflects pro forma cash portion of purchase price which would have been received had the closing taken place on December
         31, 1994.  Pro forma cash proceeds assume cash received based on the net book value of the aerospace business at December
         31, 1994, as defined in the purchase and sale agreement.

10)      Reflects elimination of aerospace business assets and liabilities.

11)      Reflects Hercules investment in Alliant.

12)      Loss resulting from the curtailment of defined benefit pension plan resulting from the sale of the aerospace business.





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

13)      Reflects the following:
         a)  Elimination of aerospace business accounts payable, accrued expenses, and                 (111.5)
             contract deferrals and provisions.

         b)  Current taxes payable on the gain on the sale of the aerospace business.                    26.1

         c)  Recognition of liabilities associated with the sale of the aerospace business,              32.0
             including severance and termination benefits.

         d)  Recognition of net transaction costs.                                                        2.0
                                                                                                       -------
             Net decrease in accounts payable and accrued expenses                                     $(51.4)
                                                                                                       =======

14)      Reflects the gain related to the curtailment of postretirement benefit plan resulting from the sale of the aerospace business of $85,690; and the elimination of other liabilities of the aerospace business sold to Alliant.

15)      Reflects adjustments to deferred tax asset related to the elimination of contract deferrals and provisions.

16)      Reflects adjustment to deferred tax liability related to the curtailment loss on defined benefit pension plan (see Note
         12).

17)      Reflects net after-tax gain on sale.





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                                   Signatures

    Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto fully authorized.


                                                Hercules Incorporated

                                                By       /s/ Vikram Jog
                                                   -----------------------------
                                                   Vikram Jog
                                                   Controller
                                                   March 30, 1995





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